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[DELOITTE & TOUCHE LLP LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-53529 of Genovese Drug Stores, Inc. on Form S-8 of our report dated June 20, 1997 appearing in the Annual Report on Form 11-K of the Genovese Drug Stores, Inc. Retirement and Savings Plan for the year ended December 31, 1996.



/s/ Deloitte & Touche LLP

New York, New York
June 23, 1997



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